                                                                     EXHIBIT 3.1

                          ARTICLES OF INCORPORATION

                                      OF

                                 NevTEL, INC.


        The Undersigned natural person acting as the incorporator of a corporation ("the Corporation") under the provisions of Chapter 78 of the Nevada Revised Status, adopts the following Articles of Incorporation.

                                  ARTICLE I

                                     NAME

        The name of the corporation is:

                                 NevTEL, INC.

                                  ARTICLE II

                              PERIOD OF DURATION

        The period of duration of the corporation is perpetual.

                                 ARTICLE III

                                   PURPOSE

        The purpose for which the corporation is organized is to engage in any lawful activity.


                                  ARTICLE IV

                  AUTHORIZED SHARES AND ASSESSMENT OF SHARES

        Section 4.01. Authorized Shares. The aggregate number of shares the corporation shall have authority to issue is 25,000 shares of capital stock without par value.

        Section 4.02. Assessment of Shares. The capitol stock of the corporation, after the amount of the subscription price has been paid, shall not be subject to pay debts of the corporation, and no capitol stock issues as fully paid up shall ever be assessable or assessed.



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                                  ARTICLE V

                 PRINCIPLE OFFICE AND INITIAL RESIDENT AGENT

        Section 5.01. Principle office. The address of the principle office of the corporation is 2972 Meade Avenue, Las Vegas, Nevada 89102.

        Section 5.02 Initial Resident Agent. The name of the intitial resident agent of the corporation, a resident of Nevada, whose business address is at the above address, is Neild J. Montgomery.

                                  ARTICLE VI

                          DATA RESPECTING DIRECTORS

        Section 6.01 Style of Governing Board. The members of the governing board of the corporation shall be styled Directors.

        Section 6.02 Initial Board of Directors. The initial Board of Directors shall consist of two (2) members, who need not be residents of the State of Nevada or shareholders of the corporation.

        Section 6.03 Name and Addresses. The names and post office addresses of the persons who are to serve as directors until their successors shall have been elected and qualified, follow:

        Neild J. Montgomery             9975 Parvin Street
                                        Las Vegas, Nevada 89123

        Linda L. Montgomery             9975 Parvin Street
                                        Las Vegas, Nevada 89123

        Section 6.04 Increase or Decrease of Directors. The number of Directors of the corporation may be increased or decreased from time to time as shall be provided in the Code of By-Laws of the corporation.

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                                 ARTICLE VII

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        No director or officer shall be liable to the Corporation or its shareholders for damages for breach of fiduciary duty as a director of officer except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violdation of NRS
78.300. The Corporation shall indemnify any director or officer and for any liability and legal expenses, including attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him arising out of his status or actions as a director or officer if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and had no reasonable cause to believe his conduct was unlawful. The personal liability of all directors and officers of the Corporation to any person or entity shall be eliminated or limited to the maximum extent allowed by Nevada statutes, and such directors and officers and their heirs, executors and administrators shall be indemnified by the Corporation to the maximum extent by Nevada statutes.

                                 ARTICLE VIII

                         DATA RESPECTING INCORPORATOR

        The name and post office address of the incorporator of the corporation is as follows:

        Nield J. Montgomery                             9975 Parvin Street
                                                        Las Vegas, Nevada 89123

        EXECUTED this 16th day of October, 1995
                      ----
                                                        /s/ Nield J. Montgomery
                                                        -----------------------
                                                        NIELD J. MONTGOMERY

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STATE OF NEVADA )
                )     ss.
COUNTY OF CLARK )

        I, the undersigned, a Notary Public dully commissioned to take acknowledgments and administer oaths in the State of Nevada, do hereby certify that on this day, personally appeared before me, Nield J. Montgomery, who, being by me first duly sworn, declared that he is the incorporator referred to in Article VIII of the Articles of Incorporation, and that he signed these Articles of Incorporation and that statements contained therein are true.

WITNESS my hand and seal this 16th day of October, 1995.
                              ----


                                        /s/ Catherine J. Flannery
                                        -------------------------

                                        NOTARY PUBLIC

                                        [SEAL]
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            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                          (After Issuance of Stock)

                                 NevTEL, Inc.
--------------------------------------------------------------------------------
                             Name of Corporation


        We the undersigned Nield J. Montgomery and Linda L. Montgomery
                           -------------------     -------------------
                                                   Secretary or Assistant
                                                   Secretary
of NevTEL, Inc. do hereby certify:
   ------------
   Name of Corporation

        That the Board of Directors of said corporation at a meeting duly convened, held on the 18th day of November, 1996, adopted a resolution to amend the original articles as follows:

1.      Article I is hereby amended to read as follows:

                                   ARTICLE I

        The name of the corporation is:

                           MGC Communications, Inc.

2.      Section 4.01 is hereby amended to read as follows:

              Section 4.01. Authorized Shares. The total number of shares which the Corporation is authorized to isssue is twenty-five million (25,000,000) common shares; all of such shares having a par value of one tenth of one cent ($.001) per share.

        The number of shares of the corporation outstanding and entitled to vote on amendment to the Articles of Incorporation is ____________; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[SEAL]                                 /s/ Nield J. Montgomery
                                       ------------------------------------
                                       President or Vice President


                                       /s/ Linda K. Montgomery
                                       ------------------------------------
                                       Secretary or Assistant Secretary

State of   Nevada
           ------
County of  Clark
           ------

        On November 18, 1996, personally appeared before me, a Notary Public, Nield Montgomery and Linda Montgomery who acknowledged that they executed the
-------------------------------------
Names of Persons Appearing and Signing Document above instrument.

                                        /s/ Patricia L. Reilly
                                        -----------------------------------
                                        Signature of Notary
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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                            (After Issuance of Stock)


                            MGC COMMUNICATIONS, INC.


         We the undersigned Nield J. Montgomery and Kent F. Heyman of MGC

Communications, Inc. do hereby certify:

         That the Board of Directors of said corporation by unanimous consent dated August 29, 1997, adopted a resolution to amend the Articles of

Incorporation as follows:

         1. Section 4.01 is hereby amended to read as follows: The authorized capital stock of the Corporation shall consist of not more than 150,000,000 shares of stock which are divided into classes and which have such designations, preferences, limitations and relative rights as follows:

                  (i) 100,000,000 shares of common stock with a par value of $.001 per share, designated as "Common Stock".

                  (ii) 50,000,000 shares of preferred stock of $.001 par value, designated as "Preferred Stock". The Board of Directors of the Corporation shall be authorized and empowered to divide any or all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered and authorized to fix and determine, in the manner provided by law, the following provisions of the shares of such series:

                           (1) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

                           (2) The annual rate of dividends, if any, payable on shares of such series, whether dividends shall be cumulative and the conditions upon which and the date as of which such dividends shall be accumulated on all shares of such series;

                           (3) The time or times when and the price or prices at which shares of such series shall be redeemable, if at all, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

                           (4) The amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation;

                           (5) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and



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                           (6)      Whether the shares of such series have
                                    voting rights and the extent of such voting rights, if any.

         The number of shares of the Corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 14,141,000; that the said changes and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


                                             MGC COMMUNICATIONS, INC.



                                             By:
                                                 ------------------------------
                                                 Nield J. Montgomery, President



                                             Attest:
                                                     --------------------------
                                                     Kent F. Heyman, Secretary




State of Nevada                      )
                                     ) ss.
County of ____________               )


         On August 29, 1997, personally appeared before me, a Notary Public,

Nield J. Montgomery and Kent F. Heyman who acknowledged that they executed the above instrument.



                                             ----------------------------------
                                             Notary Public


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